Exhibit 10.16

MERCHANTS BANCORP

2017 EQUITY INCENTIVE PLAN

(Effective as of June 22, 2017)

Krieg De Vault LLP

One Indiana Square, Suite 2800

Indianapolis, IN 46204-2079

www. kriegdevault. com

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MERCHANTS BANCORP

2017 EQUITY INCENTIVE PLAN

Article 1

GENERAL

Section 1.1                                   Establishment and Purpose. The purpose of this Merchants Bancorp 2017 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Merchants Bancorp, an Indiana corporation (the “Company”), and any Subsidiary by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s shareholders. The “Effective Date” of the Plan is June 22, 2017, and is conditioned upon the approval of the Plan by the Company’s shareholders. The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2                                   Administration. The authority to control and manage the operation of the Plan shall be vested in a committee of the Board (the “Committee”), in accordance with Section 2.1.

Section 1.3                                   Participation. Each employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted, and currently holds, an award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to employees and Directors of, and service providers to, the Company or any Subsidiary; provided, however, that an award (other than an award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee or a Director, provided that such award does not become vested prior to the date such individual commences such services.

Section 1.4                                   Definitions. For purposes of this Plan, the following words and phrases will have the meaning set out below when capitalized in the Plan, unless a different meaning is plainly required by the context:

(a)                                 “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether a Participant’s signature is required.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Cause” means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or Subsidiary, or (2) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties (other than traffic violations or similar offenses), or (3) with respect to any employee of the Company or Subsidiary, commission of any act of moral turpitude or conviction of a felony, or (4) the willful or negligent failure of the Participant to perform his duties in any material respect; provided, however, that if the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, “Cause” shall have meaning set forth in such agreement.

(d)                                 “CEO” has the meaning ascribed to it in Section 3.1.

(e)                                  “Change in Control” has the meaning ascribed to it in Section 5.2.

(f)                                   “Clawback Policy” has the meaning ascribed to it in Section 7.17.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)                                 “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(i)                                     “Committee” means the Committee acting under Article 2.

(j)                                    “Deferred Compensation” has the meaning ascribed to it in Section 3.5.

(k)                                 “Director” means a member of the board of directors of the Company or a Subsidiary.

(1)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder includes such section or regulation, any valid regulation promulgated under such section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(m)                             “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 3.2.

(n)                                 “Fair Market Value” shall, on any date, mean the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, or if the shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Sections 422 and 409A.

(o)                                 “ISO” has the meaning ascribed to it in Section 3.1(a).

(p)                                 “Managing Underwriter” has the meaning ascribed to it in Section 4.6.

(q)                                 “Market Standoff Period” has the meaning ascribed to it in Section 4.6.

(r)                                    “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(s)                                   “Prior Plans” means collectively the Incentive Plan for Merchants Bank of Indiana Executive Officers and any similar equity incentive plan in existence before the Effective Date.

(t)                                    “Qualified Retirement Plan” has the meaning ascribed to it in Section 7.14.

(u)                                 “SAR” has the meaning ascribed to it in Section 3.1(b).

(v)                                 “Securities Act” means the Securities Act of 1933, as amended from time to time.

(w)                               “Share Reserve” has the meaning ascribed to it in Section 4.2(a).

(x)                                 “Stock” means the common stock of the Company, without par value, which the Company is authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

(y)                                 “Subsidiary” means any corporation, affiliate or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50 percent of the capital or profits interests.

(z)                                  “Ten Percent Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

(aa)                          “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee of, or service provider to (which, for purposes of this definition, includes Directors), the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)                                     The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)                                  The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(iii)                               If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iv)                              A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).

(v)                                 Unless otherwise provided by the Committee, an employee who ceases to be an employee, but becomes or remains a Director, or a Director who ceases to be a Director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.

(vi)                              Notwithstanding the forgoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “Separation from Service” as defined under Code Section 409A.

(bb)                          “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Article 2

COMMITTEE

Section 2.1                                   Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 2. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is (each as may be applicable to the Company) (i) a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), (ii) an “outside director” (within the meaning of Code Section 162(m)), and (iii) an “independent director” (within the meaning of the applicable principal stock exchange of the Company). Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 2.2                                   Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)                                 Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and any Subsidiary’s employees, Directors and service providers those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, (subject to the restrictions imposed by Article 6) to cancel or suspend awards and to reduce or eliminate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

(b)                                 The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)                                  The Committee will have the authority to define terms not otherwise defined herein.

(d)                                 Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons. No such decisions will be subject to de novo review if challenged in court.

(e)                                  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.

Section 2.3                                   Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, if applicable, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either: (i) not then “covered employees” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such award, or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 2.4                                   Information to be Furnished to Committee. As may be permitted by applicable law, the Company and any Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 2.5                                   Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

Article 3

AWARDS

Section 3.1                                   General. Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement. Each award under the Plan shall have a minimum vesting period of at least one year; no Award Agreement for any award type may stipulate a shorter vesting period than one year. Notwithstanding the previous sentence, each award under the Plan to the Chief Executive Officer of the Company (the “CEO”) shall have a minimum vesting period of three years Subject to the provisions of Section 3.6, an award may be granted as an alternative to or replacement of an existing award under (i) the Plan; (ii) any other plan of the Company or any Subsidiary; (iii) any Prior Plan; or (iv) as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of awards that may be granted under the Plan include:

(a)                                 Stock Options. A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the ten-year anniversary of the earlier of the Effective Date or shareholder approval of the Plan; or (ii) granted to a non-employee. Unless otherwise specifically provided by its terms, any option granted under the Plan shall be a non-qualified option. Any ISO granted under this Plan that does not qualify as an ISO for any reason shall be deemed to be a non-qualified option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option.

(b)                                 Stock Appreciation Rights. A stock appreciation right (a “SAR”) is a right to receive, in cash, Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise over (ii) an Exercise Price established by the Committee.

(c)                                  Stock Awards. A stock award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Such awards may include, but shall not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee.

(d)                                 Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee.

Section 3.2                                   Exercise of Options and SARs. An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an option or SAR expire later than ten (10) years after the date of its grant (five (5) years in the case of a Ten Percent Shareholder with respect to an ISO). The “Exercise Price” of each option and SAR shall not be less than 100 percent of the Fair Market Value of a share of Stock on the date of grant; provided, however, that the Exercise Price of an ISO shall not be less than 110 percent of Fair Market Value of a share of Stock on the date of grant in the case of a Ten Percent Shareholder; further, provided, that, to the extent permitted under Code Section 409A, the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an employee, Director or service provider granted under a Prior Plan or by an acquired entity. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) with respect to options, payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of shares of Stock equal in value to (i) the number of shares of Stock as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the Exercise Price, and the denominator of which is such Fair Market Value (the number of net shares of Stock to be received shall be rounded down to the nearest whole number of shares of Stock); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee; or (f) by any combination thereof.

Section 3.3                                   Performance-Based Compensation. Any award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee in compliance with the United States Treasury Department’s final “Guidance on Sound Incentive Compensation Policies” and any subsequent guidance hereafter provided by applicable statute, rule or regulations. The grant of any award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m).

(a)                                 Performance Measures. Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; regulatory capital ratios; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; interest sensitivity gap levels, regulatory compliance, improvement of financial rating, achievement of balance sheet or income statement objectives; efficiency ratio; net interest margin and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be stated in the aggregate or on a per share basis or other measure.

(b)                                 Partial Achievement. The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.

(c)                                  Extraordinary Items. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)                                 Adjustments. Pursuant to this Section 3.3, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(e)                                  Considerations in Establishing Performance Measures. In determining appropriate performance measures and the relative weight accorded each performance measure, the Committee must:

(i)                                     Balance risk and financial results in a manner that does not encourage Participants to expose the Company and its Subsidiaries to unnecessary or excess risks; and

(ii)                                  Monitor the success of the performance measures and weighting established in prior years, alone and in combination with other incentive compensation awarded to the same Participants, and make appropriate adjustments in future calendar years as needed so that payments appropriately incentivize Participants and appropriately reflect risk.

(f)                                   Performance-Based Awards to the CEO. At least 50 percent of any award under the Plan to the CEO must be performance-based, conditioned upon achievement of disclosed goals or targets established by the Committee in accordance with this Section 3.3 and reflected in an Award Agreement.

Section 3.4                                   Dividends and Dividend Equivalents. Any award under the Plan may provide the Participant with the right, only upon satisfaction of all vesting requirements with respect to such award, to receive dividend payments or dividend equivalent payments with respect to shares of Stock subject to the award, which payments may be either made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to restrictions similar to the underlying award.

Section 3.5                                   Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 3.5 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 3.6                                   Repricing of Awards. Except for adjustments pursuant to Section 4.3 (relating to the adjustment of shares), and reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding option or SAR may not be decreased after the date of grant nor may an outstanding option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price.

Section 3.7                                   Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding award, whether vested or unvested, held by a Participant shall terminate immediately, the award shall be forfeited and the Participant shall have no further rights thereunder.

Article 4

SHARES SUBJECT TO PLAN

Section 4.1                                   Available Shares. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 4.2                                   Share Limitations.

(a)                                 Share Reserve. Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries in the aggregate under the Plan shall be 1,500,000 shares of Stock (all of which may be granted as ISOs to the extent that such shares are granted under the Plan) (the “Share Reserve”). As of the date of shareholder approval, no further awards shall be granted pursuant to the Prior Plans. The aggregate number of shares available for grant under this Plan (including the number that may be granted as ISOs and as awards other than options and SARs) and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 4.3.

(b)                                 Reuse of Shares. There shall be no reuse or recycling of shares. Any shares of Stock covered by an award (including stock awards) under the Plan that are forfeited or not delivered to a Participant or beneficiary shall be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and shall not again become eligible for issuance under the Plan. Shares of Stock covered under the terms of a Prior Plan award that would otherwise become available for reuse under the terms of a Prior Plan shall not become available for issuance under the Plan. For SARs settled in stock, all shares granted under an Award Agreement shall count toward the maximum number of shares of Stock available for delivery under the Plan, without respect to the number of shares of Stock actually delivered. If the Exercise Price of any option granted under the Plan is satisfied by tendering shares of Stock to the Company, there shall be no reduction in the number of shares of Stock counted toward the maximum number of shares available for delivery under the Plan, which shall be determined only in respect of the number of shares covered by an Award Agreement.

Section 4.3                                   Corporate Transactions. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the shares of Stock of the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), whether or not such event constitutes a Change in Control, all outstanding awards under the Plan and the Prior Plans and the number of shares reserved for issuance under the Plan and the Prior Plans under Section 4.2 shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of an award intended to qualify as “performance-based compensation” under Code Section 162(m), if applicable); provided, however, that the

Committee may otherwise adjust awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the awards and the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the award in return for cash payment of the current value of the award, determined as though the award were fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment shall be the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price; provided that no such payment shall be required in consideration of the award if the Exercise Price is greater than the value of the Stock at the time of such corporate transaction or event).

Section 4.4                                   Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                                 Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)                                 Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 4.5                                   Participant’s Representation Statement and Shareholders Agreement. In the event that the shares of Stock have not been registered under the Securities Act, at the time of exercise, settlement or delivery of shares pursuant to an award under the Plan, the Participant shall, if requested by the Company (i) execute and deliver to the Company his or her investment representation statement (in the form provided by the Company); and (ii) agree to execute and become a party to a shareholders agreement, if any, as may be in effect from time to time. Failure to execute and deliver the foregoing documents to the Company within thirty (30) days of request by the Company, shall relieve the Company of any obligations under the applicable award and the Participant shall forfeit any and all interest under such award as of such thirtieth day.

Section 4.6                                   Lock-Up Period. The Participant shall agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, the Participant shall not sell or otherwise transfer any shares or other securities of the Company during the 180-day period, or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

Section 4.7                                   Holding Period. An Award Agreement for an award under the Plan to the CEO shall stipulate that the CEO shall hold shares of Stock received pursuant to the Award Agreement for at least a 12-month period after the vesting requirements with respect to those shares have been satisfied, or until the CEO experiences a Termination of Service, whichever occurs sooner.

Article 5

CHANGE IN CONTROL

Section 5.1                                   Consequence of a Change in Control. Subject to the provisions of Section 4.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in the terms of any Award Agreement, at the time of a Change in Control:

(a)                                 Subject to any forfeiture or expiration provisions otherwise applicable to the respective Awards, all options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and stock awards described in Section 3.1(c) and cash incentive awards described in Section 3.1(d) then held by the Participant shall become fully earned and vested if (i) the Plan and the respective Award Agreements are not the obligations of the entity—whether the Company, a successor thereto or an assignee thereof—that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control, or (ii) the Plan and the respective Award Agreements are the obligations of the entity—whether the Company, a successor thereto or an assignee thereof—that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause following such Change in Control.

(b)                                 Notwithstanding the foregoing provisions of this Section 5.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:

(i)                                     If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, but in any event, calculated pro rata in accordance with time lapsed through the date of the Change in Control for any period-based performance measures), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.

(ii)                                  If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, but in any event calculated pro rata in accordance with time lapsed through the date of the Change in Control for any period-based performance measures), then such Award shall become fully earned and vested immediately upon the Change in Control.

Section 5.2                                   Definition of Change in Control. For purposes of the Plan, “Change in Control” shall mean the first to occur of the following:

(a)                                 Any person (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities representing 50 percent or more of the total voting power represented by the Company’s then outstanding Voting Securities; or

(b)                                 During any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board and any new member of the Board whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the members of the Board then still in office who either were members of the Board at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)                                  Consummation of: (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50 percent of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a complete liquidation of the Company or Merchants Bank of Indiana or an agreement for the sale or disposition by the Company of all or substantially all the Company’s or Merchants Bank of Indiana’s assets.

However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchase company or group (except for (i) passive ownership of less than two percent of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing members of the Board).

In the event that any award under the Plan constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in the ownership” or “change in the effective control” of the Company, as permitted under Code Section 409A.

Article 6

AMENDMENT AND TERMINATION

Section 6.1                                   General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 3.5, Section 4.3 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 4.3, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s shareholders.

Section 6.2                                   Amendment to Conform to Law. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A). By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 3.5 to any award granted under this Plan without further consideration or action.

Article 7

GENERAL TERMS

Section 7.1                                   No Implied Rights.

(a)                                 No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)                                 No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c)                                  No Rights as a Shareholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a shareholder of the

Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2                                   Transferability. Except as otherwise provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The Committee shall have the discretion to permit the transfer of awards under the Plan; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Section 7.3                                   Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4                                   Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5                                   Award Agreement. Each award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

Section 7.6                                   Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7                                   Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8                                   Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.

Section 7.9                                   Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10                            Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, Stock, or assets of the Company.

Section 7.11                            Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 2.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties incurred by the Participant in connection with the receipt of an award under this Plan and the deferral, payment and exercise thereof.

Section 7.12                            No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13                            Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Indiana without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14                            Benefits Under Other Plans. Except as otherwise provided by the Committee, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15                            Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Section 7.16                            Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

Merchants Bancorp

Attn: Chief Financial Officer

11555 N. Meridian Street, Suite 400

Carmel, Indiana 46032

Fax: (317) 569-6481

Such notices, demands, claims and other communications shall be deemed given:

(a)                                 in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)                                 in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)                                  in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resource officer and Corporate Secretary.

Section 7.17                            Clawback Policy. Any award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Clawback Policy”) or any applicable law. A Participant’s receipt of an award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Clawback Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Clawback Policy, and similar policy and applicable law without further consideration or action.

Section 7.18                            Construction. In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)                                 actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)                                 references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)                                  in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)                                 references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)                                  indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)                                   “including” means “including, but not limited to”;

(g)                                  all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)                                 all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)                                     the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)                                    any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)                                 all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

SIGNATURES

IN WITNESS WHEREOF, the Company has caused this Merchants Bancorp 2017 Equity Incentive Plan to be executed by its officers thereunder duly authorized, this 22nd day of June, 2017.

MERCHANTS BANCORP

By:	/s/ Michael F. Petrie